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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             CTN MEDIA GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             CTN Media Group, Inc.
                            5784 Lake Forrest Drive
                                   Suite 275
                            Atlanta, Georgia 30328


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 10, 2000


To our Stockholders:

     The Annual Meeting of Stockholders of CTN Media Group, Inc., formerly known as College Television Network, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 10, 2000 at 10:00 a.m. Atlanta time, at The Standard Club, 6230 Abbots Bridge Road, Duluth, Georgia 30155, to consider and act upon the following matters:

     1. To elect up to ten (10) directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2.  To adopt an amendment to the Company's 1996 Stock Incentive Plan;

     3. To ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment of the Meeting.

     Stockholders of record at the close of business on March 24, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All Stockholders are cordially invited to attend the Annual Meeting.

                              By Order of the Board of Directors

                              /s/ Patrick G. Doran
                              ----------------------------------
                              Patrick G. Doran
                              Chief Financial Officer, Treasurer and Secretary

Atlanta, Georgia
April 12, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                             CTN Media Group, Inc.
                            5784 Lake Forrest Drive
                                   Suite 275
                            Atlanta, Georgia 30328
                         _____________________________

                                PROXY STATEMENT
                         _____________________________

                                April 12, 2000


                INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement and the enclosed proxy ("Proxy") are solicited by the Board of Directors of CTN Media Group, Inc. ("CTN" or the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 10, 2000 at 10:00 a.m. Atlanta time, at The Standard Club, 6230 Abbots Bridge Road, Duluth, Georgia 30155, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a Stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

     The Board of Directors has fixed March 24, 2000 as the record date for determining Stockholders who are entitled to vote at the Annual Meeting. At the close of business on March 24, 2000, there were outstanding and entitled to vote 14,776,827 shares of the $.005 par value per share common stock of the Company (the "Common Stock") and 1,976,665 shares of the $.001 par value per share Series A Convertible Preferred Stock of the Company (the "Series A Preferred"). Each share of Common Stock is entitled to one vote and each share of Series A Preferred is entitled to vote on an as-converted basis based on the number of shares of Common Stock the Series A Preferred was convertible into on the date of issuance (6,588,884 shares) (the "Voting Preferred Stock").

     The Company's Annual Report to Stockholders for the year ended December 31, 1999 is being mailed to the Company's Stockholders with this Notice of Meeting and Proxy Statement on or about April 12, 2000. The Company will, upon written request of any Stockholder, furnish without charge a copy of its Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, without exhibits. Exhibits will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Company, Attention of Patrick G. Doran, Chief Financial Officer, 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328.

     The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and the Voting Preferred Stock, present or represented at the Annual Meeting, is required for the election of directors, the ratification of independent accountants and the adoption of the proposed amendment to the Company's Stock Incentive Plan.

     Shares of Common Stock and Voting Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Annual Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented. Thus, for matters that require the affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Voting Stock present or represented at the Annual Meeting, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 24, 2000, the beneficial ownership of the Company's outstanding Common Stock and Voting Preferred Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each member of the Company's Board of Directors and each nominee to serve on the Board of Directors, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all current directors and executive officers as a group:

                                                            Common Stock                    Preferred Stock
                                                         Beneficially Owned                Beneficially Owned
                                                -------------------------------------------------------------------
         Name and Address(1) of                   Number of Shares  Percentage of   Number of Shares  Percentage of
            Beneficial Owner                        Common Stock      Class/(2)/     Preferred Stock    Class/(2)/
----------------------------------------------      ------------      ----------     ---------------     ---------
U-C Holdings, L.L.C./(3)//(4)/................          12,501,444          79.6%          2,109,998          100%
Jason Elkin/(5)//(6)/.........................             150,000           1.3%                 --           --
Patrick G. Doran/(5)//(11)/...................              40,100             *                  --           --
Daniel M. Gill/(5)//(8)/......................          12,501,444          79.6%          2,109,998          100%
Martin Grant/(5)//(6)/........................             150,000           1.3%                 --           --
Geoffrey Kanter/(12)/.........................              50,000             *                  --           --
Peter Kauff/(5)//(7)/.........................             364,992           2.4%                 --           --
C. Thomas McMillen/(12)/......................              50,000             *                  --           --
Hollis W. Rademacher/(5)//(12)/...............              50,000             *                  --           --
Stephen Roberts/(9)//(10)/....................              63,320             *                  --           --
Avy H. Stein/(5)//(8)/........................          12,501,444          79.6%          2,109,998          100%
James Wood/(12)/..............................              50,000             *                  --           --
Sergio Zyman/(5)//(13)/.......................              25,000             *                  --           --
All directors and executive officers as a
    group (12 persons)/(14)/..................          13,494,856          80.9%          2,109,998          100%

_____________________________
*  Indicates beneficial ownership of less than one (1%) percent.

(1) The business address of Messrs. Elkin and Doran is 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328. The business address of Mr. Roberts is c/o The S. Roberts Company, 1321 7th Street, Suite 205, Santa Monica, California 90401. The business address of Mr. Grant is c/o CTN Media Group, Inc., 32 East 57th Street, New York, New York 10022. The business address of U-C Holdings, L.L.C., Messrs. Stein and Gill is c/o Willis Stein & Partners, L.P., 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606. The business address of Mr. Kanter is c/o Market Place Media, 26 Castillian Drive Santa Barbara, California 93117. The business address of Mr. Rademacher is 55 West Monroe Street, Suite 2530, Chicago, Illinois 60603. The business address of Mr. McMillen is c/o CTM Capital, 666 11th Street N.W., Suite 200, Washington, DC 20001. The business address of Mr. Wood is c/o First Union Corporation, 301 South College Street, Floor DC5, Charlotte, North Carolina 28288. The business address of Mr. Zyman is P.O. Box 724705, Atlanta,

     Georgia 31139. Except as otherwise indicated, each beneficial owner has the sole power to vote and, as applicable, dispose of all shares of Common Stock owned by such beneficial owner.
(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security that such person or persons have or have the right to acquire within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes 924,832 shares of Common Stock subject to warrants exercisable within 60 days and 133,334 shares of Series A Preferred available for purchase from the Company within 60 days pursuant to the Amended and Restated Purchase Agreement between the Company and Holdings dated October 18, 1999. U-C Holdings, L.L.C. is a Delaware limited liability company. Willis Stein & Partners, L.P., a Delaware limited partnership, is its Managing Member and has the power to direct the voting and disposition of all of the capital stock held by U-C Holdings, L.L.C. The general partner of Willis Stein & Partners, L.P. is Willis Stein & Partners, L.L.C., a Delaware limited liability company, of which John R. Willis, Avy H. Stein, Daniel M. Gill and Daniel H. Blumenthal are the Founding Members. Each such person may, through Willis Stein & Partners, be deemed to share the power to direct the voting and disposition of all of the Common Stock held by U-C Holdings, L.L.C. The address of each such entity and person is c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606.
(4) Does not include any shares issuable to U-C Holdings, L.L.C. upon the exercise of rights to purchase Common Stock pursuant to certain equity protection agreements. The rights of U-C Holdings, L.L.C. to purchase Common Stock pursuant to the equity protection agreements are exercisable only upon the exercise by third parties of options and warrants to purchase Common Stock and, in such event, only to the extent necessary to protect U-C Holdings, L.L.C. from the dilution of its equity position in the Company.
(5) Does not include shares owned by U-C Holdings, L.L.C., in which Messrs. Elkin, Davenport, Doran, Gatti, Grant, Gersh, Harder, Kauff, Rademacher and Zyman hold management and/or investor units.
(6)  Includes 150,000 shares subject to options exercisable within 60 days.
(7)  Includes 325,567 shares subject to options exercisable within 60 days.
(8) All of such shares are held by U-C Holdings, L.L.C. Messrs. Stein and Gill may be deemed to beneficially own the securities of the Company owned by U-C Holdings, L.L.C. by virtue of their status as Founding Members of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., which serves as the Managing Member of U-C Holdings, L.L.C., as disclosed in footnote 3.
(9) Includes 7,320 shares of Common Stock held by the Roberts Family Trust of 1991, of which Mr. Roberts is co-trustee.
(10) Includes 56,000 shares subject to options exercisable within 60 days.
(11) Includes 40,100 shares subject to options exercisable within 60 days.
(12) Includes 50,000 shares subject to options exercisable within 60 days.
(13) Includes 25,000 shares subject to options exercisable within 60 days.
(14) Includes 1,905,924 shares subject to options exercisable within 60 days.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

Nominees for Election

     The Board of Directors currently consists of eleven members. At the Annual Meeting of Stockholders, ten directors will be elected for a one-year term that will expire upon the election and qualification of successor directors at the 2001 Annual Meeting of Stockholders. There are no family relationships between any of the directors or executive officers of the Company.

     Each of the current members of the Board of Directors, with the exception of Beth Johnston, has been nominated to stand for reelection as a director at the Annual Meeting of Stockholders. The current directors of the Company who have been nominated to stand for re-election are Jason Elkin, Martin Grant, Daniel M. Gill, Geoffrey Kanter, C. Thomas McMillen, Hollis W. Rademacher, Stephen Roberts, Avy H. Stein, James Wood and Sergio Zyman.

     The following reflects certain biographical information on the persons who have been nominated for election to the Board of Directors of the Company at the Annual Meeting of Stockholders:

     JASON ELKIN, age 52, has been a director and Chairman of the Board of the Company since May 1997 and the Chief Executive Officer of the Company since April 1997. From September 1996 until April 1997, Mr. Elkin was a consultant for U.S. Broadcast Group, L.L.P. (which owned and operated seven television stations) and acted as its Chief Executive Officer. Mr. Elkin was the Chairman and Chief Executive Officer of Future Vision

Television, Inc., which was the general partner of New Vision TV, L.P. (a company that owned six television stations from December 1993 until March 1995, at which time all the assets of the company were sold). Prior to forming New Vision TV, L.P., Mr. Elkin was a television broadcast manager for over 20 years. Mr. Elkin also became a member of the board of directors of e-palette, Inc., now known as OmniPod, Inc., upon the Company's acquisition of a 15% equity position in the corporation.

     MARTIN GRANT, age 42, joined the Company as President of the Company in May 1999 and was elected to the board on July 19, 1999. From August 1995 to May 1999, Mr. Grant was President of Sales, Marketing and International Ventures for Channel One, the leading provider of television news and educational programs to America's secondary schools. Mr. Grant has been in the marketing and advertising field for over 18 years. Mr. Grant is a graduate of The S.I. Newhouse School of Public Communications with a BS in Marketing and Advertising and he currently serves on the Advisory Board of the School. Mr. Grant was honored by Advertising Age Magazine in 1997 as one of its "Marketing 100" saluting the 100 most influential people in marketing and has appeared on CNBC and CNNfn as a authority on youth marketing.

     DANIEL M. GILL, age 36, has been a director of the Company since July 19, 1999. Mr. Gill is a founding member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., a private equity fund formed in December 1995. From 1990 until 1995, Mr. Gill was a managing director of Continental Illinois Venture Corporation and was responsible for deal flow origination, investment decision-making, transaction negotiation, portfolio oversight and disposition. Mr. Gill presently serves on the Boards of Directors of Racing Champions Corporation.

     GEOFFREY KANTER, age 33, joined the Company as president of the Company's wholly-owned subsidiary, Armed Forces Communications, Inc., d/b/a Market Place Media, on August 31, 1999 and has served as a director of the Company since January 2000. From July 1997 to July 1999, Mr. Kanter served as Chief Financial Officer of Cover Concepts Marketing Services, a wholly owned subsidiary of PRIMEDIA Inc., a publicly traded media company. From August 1994 until joining Cover Concepts, Mr. Kanter was the Managing Director of Burlington Industries' international subsidiary in Paris, France. Mr. Kanter is a graduate of Duke University and Harvard Business School.

     C. THOMAS McMILLEN, age 46, has been a director of the Company since June 1998. From February, 1999 to the present Mr. McMillen has served as Chairman of the Board of WebHealthy, Inc., an Internet healthcare services company. Mr. McMillen served as the Chairman of the Board of Directors and Chief Executive Officer of Complete Wellness Centers, Inc. from November 1994 until February 1999. He was also the President of Complete Wellness Centers, Inc. until April 1996. In 1993, Mr. McMillen formed McMillen and Company, Inc., a health care consulting firm, and subsequently from November 1993 through March 1994, assumed the role of Chief Administrative Officer of Clinicorp, Inc., a publicly-traded physician practice management company. Mr. McMillen was also a director of Clinicorp, Inc., from January 1993 through December 1994. Clinicorp, Inc. filed for Chapter 11 bankruptcy protection in June 1996. From 1987 to 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. He was named by President Clinton to Co-Chair the President's Council on Physical Fitness and sports in 1993 and served until December 1997. Mr. McMillen is currently a member of the Board of Directors of CHG, Inc., a subsidiary of Chemring Group, PLC, and North Atlantic Acquisition Corporation (of which he is also the Secretary and Treasurer).

     HOLLIS W. RADEMACHER, age 64, has been a director of the Company since June 1997. Mr. Rademacher is currently a private investor and an investment consultant. From 1987 until his retirement in 1993, he served as the Chief Financial Officer of Continental Bank Corporation and Continental Bank, N.A. in Chicago, Illinois. Prior to being named Chief Financial Officer of Continental, he held various positions with that company including Chief Credit Officer and Executive Vice President. Mr. Rademacher currently serves on the board of directors for Wintrust Financial Corporation (and several of its subsidiaries), Schawk, Inc. and Cityscape Financial Corp., all of which are publicly held companies.

     STEPHEN ROBERTS, age 61, has been a director of the Company since January 1991. Mr. Roberts is the president of R & G LLC, a diversified communications firm focusing on the entertainment industry and related businesses, which he founded in July 1989. Mr. Roberts has served as the president of The S. Roberts Co., which provides consulting services to the entertainment industry, since August 1995. In addition, Mr. Roberts has served as the president of Sandair Nevada, Inc., a sales representative and manufacturing company, since June 1992. He presently serves as a member of the Board of Directors of Rentrak Corp., a public company engaged in the distribution of pre-recorded video cassettes. In addition, Mr. Roberts was the recipient of the Pioneer Award from the International Tape Association, in recognition of his role in helping to create the international home video business. Mr. Roberts is a member of the Academy of Motion Pictures, Arts and Sciences, and the Academy of Television Arts and Sciences and a former director of the Motion Picture Association of America.

     AVY H. STEIN, age 45, has been a director of the Company since May 1997. Mr. Stein is a founding member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., a private equity fund formed in December 1995. From 1989 until 1994, Mr. Stein was a managing director of Continental Illinois Venture Corporation ("CIVC") and was responsible for deal flow origination, investment decision-making, transaction negotiation, portfolio oversight and disposition. From 1980 until 1983, Mr. Stein was an attorney with the law firm of Kirkland & Ellis. From 1984 until 1985, Mr. Stein was President of Cook Energy Corporation, an oil and gas exploration and production company and Vice President of Corporate Planning and Legal Affairs at Cook International, Inc. In 1985, he founded and became Chief Executive Officer and majority shareholder of Regent Corporation, which focused on making and managing acquisitions in the electronic security and personal emergency response industries. From 1988 until joining CIVC in 1989, Mr. Stein was a special consultant on acquisitions, dispositions and restructurings to the Chief Executive Officer of NL Industries, Inc. and its affiliates. Mr. Stein presently serves on the Boards of Directors of Racing Champions Corporation and Tremont Corporation.

     JAMES WOOD, age 37, has been a director of the Company since April 1998. Mr. Wood has served as the Managing Director of Media Communications for First Union Securities in Charlotte, North Carolina since September 1986.

     SERGIO ZYMAN, age 54, has been a director of the Company since February 1999. Mr. Zyman has served as president of Sergio Zyman & Company, a consulting and investment company, since November 1998. From August 1993 until November 1998, Mr. Zyman served as Chief Marketing Officer of The Coca-Cola Company. Mr. Zyman presently serves on the Boards of Directors of Gap, Inc., Netcentives, Launch and e-palette, Inc., a corporation in which the Company owns a 15% equity position.

     The Board of Directors of the Company recommends that Stockholders vote for the election of each of the Directors named above.

Committees of the Board of Directors

     The Board of Directors has established a Stock Option and Compensation Committee, on which Messrs. Rademacher, Roberts and Stein served throughout 1999. The Board of Directors has also established an Audit Committee, comprised of a majority of independent directors, on which Messrs. Rademacher and Wood served throughout 1999, and Ms. Johnston served for part of 1999, being replaced by Mr. Gill during the year. The Stock Option and Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for the Company's executive officers. The Stock Option and Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provisions of nonaudit services by the Company's auditors. The Audit Committee is also responsible for ongoing review of related party transactions.

     The Company does not have a standing nominating committee. The Board of Directors also established an Executive Committee on February 15, 1999 to which the Board delegated substantial authority for the types of actions that can be taken by the full Board of Directors. The members of the Executive Committee are Messrs. Elkin, Stein and Rademacher.

Meetings of the Board of Directors and its Committees

     During the year ended December 31, 1999, the Board of Directors of the Company held three meetings, the Stock Option and Compensation Committee held five meetings, and the Audit Committee held one meeting. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served, in each case during the periods that he or she served.

Compensation of Directors

     Directors of the Company are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committees on which they may serve. Directors do not presently receive any fees for attendance or participation at Board or committee meetings. The Company also has adopted the Outside Directors' 1996 Stock Option Plan (the "Outside Directors' Plan"), pursuant to which grants of options to purchase shares of Common Stock may be made to members of the Board of Directors who are not employees of the Company ("Eligible Directors"). A person who satisfies the definition of Eligible Director is not automatically entitled to option grants under the Outside Directors' Plan. The Board of Directors has the authority under the Outside Directors' Plan to determine whether, when and in what amount option grants will be made to Eligible Directors, and the Board is not required to grant the same number of options to different Eligible Directors. In 1999, the Board of Directors granted options to purchase 75,000 shares of Common Stock to each of Messrs. McMillen, Rademacher, Roberts, Wood and Zyman pursuant to the Outside Directors' Plan.

Related Party Transactions

     The Company entered into a Consulting and Equity Purchase Agreement with Sergio Zyman, a director of the Company, on March 26, 1999, pursuant to which Mr. Zyman provides consulting services to the Company in connection with the development, branding, expansion, direction, operation, management and sales of the Company. The agreement has an indefinite term that ends upon 90 days written notice by either party to the other party. Pursuant to the agreement, the Company will pay Mr. Zyman a cash payment of up to 10% of all increases in the Company's revenue in which Mr. Zyman assists the Company in developing, achieving and/or closing. The agreement further provides that, if Mr. Zyman obtains a purchaser for the Company in a transaction that is accepted by the Company and closed, he will receive a 1% to 3% broker's fee based on the value of the transaction. Mr. Zyman is also entitled to receive 50 Management Units in U-C Holdings, L.L.C. for each $5,000,000 increase in revenue received by the Company based upon the assistance, development and contacts of Mr. Zyman, provided that Mr. Zyman is still serving as a member of the Board of Directors of the Company. In addition, the agreement provides that Mr. Zyman shall receive, for a cost of $200, 200 Management Units of U-C Holdings, L.L.C., which become vested over the 12-month period from the date of the agreement provided that Mr. Zyman is still serving as a member of the Board of Directors of the Company and the consulting agreement has not been terminated.

     The Company entered into a consulting agreement with C. Thomas McMillen on March 1, 1999 pursuant to which Mr. McMillen provides services to the Company in connection with sales and promotions and devotes an average of one hour per business day to the Company's business. Pursuant to the terms of the agreement, Mr. McMillen is entitled to receive a commission (the "Commission Bonus") of 10% of any net revenue actually received by the Company from new sales procured by Mr. McMillen for the Company that is entered into during the period in which Mr. McMillen is providing services pursuant to the agreement (the "Consulting Period"). The agreement provides for an indefinite Consulting Period that terminates upon 30 days written notice by either party to the other party.
After the Consulting Period has expired, Mr. McMillen will be entitled to the 10% commission for the remaining term of any advertising contract in existence on the expiration date, and a 5% commission for the first written renewal contract for an advertiser for which Mr. McMillen previously was paid a commission during the Consulting Period. In addition, the agreement provides that, if any new sales procured by Mr. McMillen for the Company entered into during the Consulting Period exceed $500,000, Mr. McMillen is entitled to receive an additional $10,000 bonus and if such receipts exceed $1,000,000, Mr. McMillen shall receive an additional $25,000 bonus. The agreement provides that Mr. McMillen shall receive a one-time bonus (the "Military Bonus") of $1 for each verified military viewer that allows CTN to present to advertisers as increased total viewership, as of the date of the agreement of the United States military to allow the Company to install its Systems, provided that the Systems must remain installed for at least 12 months. The Company is required to pay Mr. McMillen $5,000 per month on the first day of each month as a draw against the Commission Bonus and Military Bonus, which draws are reconciled on each anniversary of the agreement or the termination of the agreement (whichever is sooner). The agreement includes covenants of Mr. McMillen to protect the Company's confidential information, an assignment of work product relating to the Company's business developed by Mr. McMillen while providing services for the Company, and non-competition and non-solicitation covenants. Effective March 31, 2000, Mr. McMillen's Consulting Agreement was terminated by the Company.

     Stephen Roberts, a director of the Company, is also the President and a 50% owner of R&G Communications, Inc., which is a sales representative for the Company. During the fiscal years ended December 31, 1999 and December 31, 1998, in the ordinary course of business, the Company paid sales commissions to R&G, LLC of approximately $180,000 and $177,000, respectively.

     The Company owns ID8, formerly Sadler Streib & Loveless Marketing ("ID8"). The founder of ID8, Sharon Sadler, is the spouse of Jason Elkin, the Chairman and Chief Executive Officer of the Company.

     The Company employs two individuals, Dennis Elkin and Eric Sadler, who are related to Jason Elkin, the Chairman and Chief Executive Officer of the Company. Total compensation paid (including fringe benefits) to Dennis Elkin in 1999 was approximately $61,150. In addition, the Company granted to Dennis Elkin 2,000 stock options valued at approximately $12,500 during 1999 pursuant to the Company's 1996 Stock Incentive Plan. Total compensation paid (including fringe benefits) to Mr. Sadler in 1999 was approximately $50,192. In addition, the Company granted to Mr. Sadler 2,000 stock options valued at approximately $12,500 during 1999 pursuant to the Company's 1996 Stock Incentive Plan.

Executive Officers

     The executive officers of the Company are as follows:

              Name                  Age                   Title
              ----                  ---                   -----
Jason Elkin......................    52     Chairman of the Board and Chief Executive Officer
Martin Grant.....................    42     President and Chief Operating Officer
Patrick G. Doran.................    43     Chief Financial Officer, Treasurer and Secretary

     See "Election of Directors" for biographical information relating to Messrs. Elkin and Grant. The following reflects certain biographical information for Mr. Doran:

     PATRICK G. DORAN, age 43, has been the Chief Financial Officer, Treasurer and Secretary of the Company since September 1997. Mr. Doran was the Vice President-Operations and Planning for Turner Pictures Worldwide Distribution, a division of Turner Broadcasting System, Inc., from January 1994 until June 1997, and served as Vice President-Group Controller for the Syndication and Licensing Group of Turner Broadcasting System, Inc. from September 1987 until December 1993. Prior to joining Turner Broadcasting, Mr. Doran held various managerial and executive positions at Columbia Pictures and MGM Studios.

     The Company's executive officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Each of Jason Elkin, Martin Grant and Patrick G. Doran has entered into a multi-year employment agreement with the Company. See "Employment Agreements." No family relationships exist between any directors or executive officers of the Company.

Executive Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation for the fiscal year ended December 31, 1999 ("F1999"), the fiscal year ended December 31, 1998 ("F1998"), the two-month transition period ended December 31, 1997 ("T1997"), and the fiscal year ended October 31, 1997 ("F1997") of (i) the Company's Chief Executive Officer, (ii) each of the other executive officers of the Company serving as of December 31, 1999, and (iii) the most highly compensated executive officer of the Company during 1999 who was not serving as of December 31, 1999 (such persons are sometimes collectively referred to herein as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                        Annual Compensation             Compensation
                                                     ---------------------------  --------------------------
                                                                                     Securities Underlying
  Name and Principal Position/(1)/         Year         Salary          Bonus             Options/(2)/
  --------------------------------         ----         ------          -----             ------------
Jason Elkin/(3)/                           F1999        $458,654       $100,000              50,000
   Chief Executive Officer                 F1998         329,769        100,000                  --
   and Chairman of the Board               T1997          59,152             --                  --
                                           F1997         147,577             --                  --

Patrick G. Doran/(4)/                      F1999        $234,846       $ 60,000              20,000
   Chief Financial Officer,                F1998         172,923         60,000              15,000
Treasurer                                  T1997          25,065             --                  --
   and Secretary                           F1997          21,186             --              30,200

Martin Grant/(5)/                          F1999        $305,077       $100,000              50,000
   President and Chief Operating           F1998              --             --                  --
   Officer                                 T1997              --             --                  --
                                           F1997              --             --                  --

Geoffrey Kanter/(6)/                       F1999        $134,428       $ 50,000              50,000
   President of Armed Forces               F1998              --             --                  --
   Communications, Inc.                    T1997              --             --                  --
   (subsidiary)                            F1997              --             --                  --

Peter Kauff/(7)//(8)/                      F1999        $389,846             --              50,000
                                           F1998         308,492             --                  --
                                           T1997          52,880             --                  --
                                           F1997         265,404             --             302,500(7)

__________________________
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(2) The number of shares of Common Stock underlying options granted has been adjusted where appropriate to reflect the Company's one-for-five reverse stock split, which was effective on November 12, 1997.
(3) Mr. Elkin joined the Company in April 1997 and became an officer of the Company in May 1997.
(4)  Mr. Doran joined the Company in September 1997.
(5)  Mr. Grant joined the Company in May 1999.
(6)  Mr. Kanter joined the Company in July 1999.
(7)  Mr. Kauff resigned from the Company in December 1999.
(8) Excludes options to purchase 7,426 shares of Common Stock granted to Mr. Kauff as of January 25, 1996, pursuant to the 1996 Stock Incentive Plan. Such options replaced options to purchase 7,426 shares of Common Stock granted to Mr. Kauff in 1991 pursuant to the Company's Performance Equity Plan, which were surrendered as of September 26, 1995. 67,500 of these options were adjusted to become 270,000 options, by action of the Board of Directors taken April 8, 1997 pursuant to anti-dilution provisions contained in an Option Agreement dated September 12, 1996.

Stock Option Grants and Repricing

     The following table sets forth information concerning stock option grants made during the year ended December 31, 1999 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 Number of        % of Total
                                                 Securities         Options
                                                 Underlying        Granted to
                                                  Options         Employees in       Exercise Price      Expiration
                   Name                           Granted       Fiscal Year 1999     ($/Share)/(1)/         Date
                   ----                           -------       ----------------     --------------         ----
Jason Elkin/(2)/............................       50,000              8.7%               $6.50             5/1/09
Patrick G. Doran/(3)/.......................       20,000              3.5%               $3.75             7/1/04
Martin Grant/(4)/...........................       50,000              8.7%               $6.50            5/13/09
Geoffrey Kanter/(5)/........................       50,000              8.7%               $6.00            9/16/09
Peter Kauff/(6)/............................       50,000              8.7%               $6.50                 --

________________________
(1) The exercise price of the options granted was equal to the fair market value of the underlying stock on the date of grant.
(2) Grants become exercisable in equal installments on the first three anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events.
(3)  Grants became exercisable on December 31, 1999.
(4) Grants become exercisable in equal installments on the first three anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events.
(5)  Grants became exercisable on January 1, 2000.
(6) Options vested over a period of three years from the anniversary of the date of grant, conditioned upon continued employment. Vesting has, therefore, terminated and no further options have vested and become exercisable.

Stock Option Holdings in 1999

     The following table sets forth information concerning unexercised options, including the aggregate dollar value of in-the-money options, held by the Named Executive Officers as of December 31, 1999 and as adjusted to reflect the one-for-five reverse stock split effective November 12, 1997. The closing price of the Common Stock underlying the options on December 31, 1999 (the last trading day of the fiscal year) on The Nasdaq SmallCap Market ("Nasdaq") was $10.00 per share. No options were exercised by the Named Executive Officers in the year ended December 31, 1999.

                         FISCAL YEAR-END OPTION VALUES

                                            Number of Securities                 Value of Unexercised
                                      Underlying Unexercised                    In-the-Money
                                   Options at December 31, 1999         Options at December 31, 1999
                                   ----------------------------         ----------------------------
             Name                Exercisable        Unexercisable     Exercisable         Unexercisable
             ----                -----------        -------------     -----------         -------------
Jason Elkin...................          --              50,000                --             $175,000
Patrick G. Doran..............      40,100              25,100        $  284,525             $202,025
Martin Grant..................          --              50,000                --             $175,000
Geoffrey Kanter...............          --              50,000                --             $200,000
Peter Kauff...................     359,992                  --        $2,869,395                   --

Long-Term Incentive Plan Awards

     No awards were made by the Company under any long-term incentive plan during the year ended December 31, 1999.

Employment Agreements

     Messrs. Elkin, Doran, Grant and Kanter are employed by the Company pursuant to written employment agreements. Mr. Kauff entered into an employment agreement with the Company before or during the term of his employment and a severance agreement upon the termination of his employment.

     Mr. Elkin's employment agreement, which was amended on May 1, 1999, has an initial term of four years from April 29, 1997 and is automatically renewed for additional one-year periods unless either party provides written notice of termination at least six months in advance of the expiration date of the current term. Mr. Elkin received an annual salary of $339,519 for the twelve months ended April 29, 1999 and will receive an annual salary of at least $513,000 for the twelve months ended April 29, 2000, plus options to purchase 150,000 shares of the Common Stock, such options to vest in full May 1, 2000. Mr. Elkin's employment agreement provides him with an annual raise of at least ten percent and an annual bonus in an amount determined by the Compensation Committee. If Mr. Elkin is terminated without cause, he would be entitled to his salary for the remaining portion of the term of his employment agreement. Mr. Elkin's employment agreement also contains a covenant not to compete with the Company.

     Mr. Doran's employment agreement has a term of three years from September 10, 1997, which term was extended for an additional three year term beginning January 1, 2000. Mr. Doran's contract, as amended as of January 1, 2000, provides that he is entitled to an annual salary of $275,000, subject to increases in the discretion of the Board of Directors and an annual bonus to be determined by the Company on a yearly basis. The amount and calculation of Mr. Doran's annual bonus is the sum of (i) $20,000 if the Company achieves 80% of its affiliate relations goal (to be determined by the Company), plus (ii) $20,000 if the Company achieves 80% of its stated sales goal (to be determined by the Company), plus (iii) $20,000 at the discretion of the Chief Executive Officer of the Company and the Board of Directors. If Mr. Doran is terminated without cause, he would be entitled to his base salary plus benefits and bonus for the remainder of the term of his employment agreement. Pursuant to the original employment agreement and amended employment agreement, Mr. Doran has been granted options to purchase 180,200 shares of Common Stock, such options to vest in full on January 1, 2001. Mr. Doran's employment agreement also includes a covenant not to compete with the Company.

     Mr. Grant's employment agreement has a term of three years from May 24, 1999. Mr. Grant's contract provides that he is entitled to an annual salary of $500,000, subject to increases in the discretion of the Board of Directors, an annual bonus to be determined by the Company on a yearly basis and an automobile allowance of $1,000 per month. The amount and calculation of Mr. Grant's annual bonus is the sum of (i) $100,000 if the Company achieves 100% of its gross revenue goals (to be determined by the Company), plus (ii) an additional $100,000 if the Company achieves 110% of its gross revenue goals, plus (iii) such amount as the Board of Directors of the Company determines from time to time. If Mr. Grant is terminated without cause, he would be entitled to his base salary for the remainder of the term of his employment agreement. Pursuant to his employment agreement and at the discretion of the Board of Directors, Mr. Grant has been granted options to purchase 150,000 shares of Common Stock, such options to vest in full on May 1, 2000. Mr. Grant's employment agreement also includes a covenant not to compete with the Company.

     Mr. Kanter's employment agreement has a term of three years from August 23, 1999. Mr. Kanter's contract provides that he is entitled to an annual salary of $300,000, subject to increases in the discretion of the Board of Directors, an annual bonus to be determined by the Company on a yearly basis and an automobile allowance of $750 per month.. The amount and calculation of Mr. Kanter's annual bonus is the sum of (i) $100,000 if Market Place Media achieves 100% of its EBITDA (to be determined by the Company), plus (ii) such amount as the Board of Directors of the Company determines from time to time. If Mr. Kanter is terminated without cause, he would be entitled to his base salary for the remainder of the term of his employment agreement. Pursuant to his employment agreement and at the discretion of the Board of Directors, Mr. Kanter has been granted options to purchase 150,000 shares of Common Stock, such options to vest in full on September 16, 2000. Mr. Kanter's employment agreement also includes a covenant not to compete with the Company.

     Mr. Kauff's employment agreement provided him with an annual salary of $330,000 for the twelve months ended April 25, 1999. Mr. Kauff received a salary of $288,231 pursuant to his employment agreement for the period from April 26, 1999 through December 31, 1999. Mr. Kauff's employment agreement also contains covenants that prohibit him from competing with the Company in any information or entertainment networks which market to limited population segments, from soliciting employees of the Company and from disclosing the Company's confidential information. Mr. Kauff was released from his position with the Company on December 29, 1999. On January 21, 2000, Mr. Kauff entered into a Payment Agreement and General Release with the Company and U-C Holdings, L.L.C., pursuant to which Mr. Kauff agreed to waive any and all claims that he may have against the Company or U-C Holdings, L.L.C. in connection with the termination of his employment or otherwise. The

Company agreed to pay Mr. Kauff a lump sum payment of $573,333 and to permit Mr. Kauff and his dependents to continue to receive benefits under the Company's health and dental insurance policies until the earlier of the date Mr. Kauff accepts other employment or April 30, 2001. The Company also extended the period of time Mr. Kauff has to exercise his options, which exercise period will terminate on April 30, 2001.

     The Company offers basic health, major medical and life insurance to its employees. The Company also offers employees the opportunity to participate in a 401(k) plan; however, the Company does not provide any matching contributions. Armed Forces Communications, Inc., a wholly-owned subsidiary of the Company, does provide a matching program for employee participation in its 401(k) plan. No other retirement, pension or similar program has been adopted by the Company.

Indemnification of Directors and Officers

     The Company's Restated Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law (the "GCL"), whereby officers and directors of the Company are to be indemnified against certain liabilities. The Restated Certificate of Incorporation also limits to the fullest extent permitted by the GCL a director's liability to the Company or its Stockholders for monetary damages for breach of any fiduciary duty as a director, except where a director (i) breaches his or her duty of loyalty to the Company or its Stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of the law, (iii) authorizes payment of an unlawful dividend or stock repurchase or redemption or
(iv) obtains an improper personal benefit. This provision of the Restated Certificate of Incorporation has no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than ten (10%) percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the following persons failed to file on a timely basis reports required by Section 16(a) of the 1934 Act, for the number of transactions indicated, during the twelve months ended December 31, 1999:

           Name of Reporting Person                            Description
           ------------------------                            -----------
              Martin Grant                  Three transactions were reported late, one occurring in
                                            August 1999 and two in October 1999.
              Peter Kauff                   Three transactions were reported late, one occurring in
                                            August 1999 and two in October 1999.
              C. Thomas McMillen            One transaction occurring in June 1999 was reported late.
              Hollis W. Rademacher          One transaction occurring in June 1999 was reported late.
              Stephen Roberts               One transaction occurring in June 1999 was reported late.
              James Wood                    One transaction occurring in June 1999 was reported late.
              Sergio Zyman                  One transaction occurring in June 1999 was reported late.

                                  PROPOSAL 2
                    AMENDMENT TO 1996 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to the approval of the Stockholders, an amendment to the Company's 1996 Stock Incentive Plan (the "Plan") to increase the number of shares reserved for issuance under the Plan.

     The proposed amendment to the Plan will amend Sections 1.5.1 and 2.2.3 of the Plan to increase the total number of shares of Common Stock that may be issued pursuant to the Plan by 1,600,000 shares and to provide that option exercise price of options granted pursuant to the Plan may be set by the Stock Option and Compensation Committee of the Board of Directors in its sole discretion. Stock options may be granted under the Plan to officers, directors who are employees of the Company, and other employees and consultants of the Company. There are approximately 186 persons eligible for participation in the Plan. Participation is determined by the Stock Option and Compensation Committee to the Board of Directors of the Company in its sole discretion.

     The Company believes that it is in the best interest of the Company to increase the number of shares available for awards under the Plan in order that the Company may continue to provide incentives to employees of the Company and to maintain and enhance the Company's long-term performance. 400,000 shares of Common Stock are currently reserved for issuance under the Plan. As of December 31, 1999, awards with respect to 636,845 shares have been granted under the Plan. If the proposed amendment to the Plan is adopted, a total of 2,000,000 shares will be reserved for issuance under the Plan. The text of the proposed amendment to the Plan is set forth in Annex A to this Proxy Statement.

     The Board of Directors of the Company recommends that Stockholders vote for the amendment to the 1996 Stock Incentive Plan.

                                  PROPOSAL 3
                     SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the Stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP ("PWC"), as the Company's independent accountants for the year ending December 31, 2000. If the Stockholders do not ratify the selection of PWC, the Board of Directors will reconsider the matter. Representatives of PWC are expected to be present at the Annual Meeting of Stockholders. They will be available to respond to appropriate questions from Stockholders.

     The Company engaged PWC, then known as Price Waterhouse, L.L.P., effective June 24, 1997, as the principal accountant to audit the Company's financial statements. During the Company's three most recent fiscal years and any subsequent interim periods prior to engaging PWC, neither the Company nor anyone on its behalf consulted PWC regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-B.

     The Board of Directors of the Company recommends that Stockholders vote for the ratification of PricewaterhouseCoopers LLP as independent accountants.

                            SOLICITATION OF PROXIES

     The Board of Directors does not know of any other matters that may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

                                 OTHER MATTERS

     Proposals of Stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Atlanta, Georgia not later than December 15, 2000 for inclusion in the Proxy Statement for that Meeting.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Jason Elkin
                              ----------------------------------
                              Jason Elkin
                              Chairman of the Board and Chief Executive Officer

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                                                         ANNEX A

                      TEXT OF PROPOSED THIRD AMENDMENT TO

                           1996 STOCK INCENTIVE PLAN

     The 1996 Stock Incentive Plan (the "Plan") of CTN Media Group, Inc., formerly known as College Television Network, Inc. (the "Company") is hereby amended as follows:


                                      1.

          Section 1.5.1 of the Plan is hereby amended by deleting the first sentence thereof in its entirety and substituting therefor the following new first sentence: "The total number of shares of common stock of the Company, par value $.005 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall be 2,000,000 shares."

                                      2.

          Section 2.2.3 of the Plan is hereby amended by deleting Section 2.2.3 in its entirety and substituting in lieu thereof the following: "Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that if it is the intent of the Committee to issue an incentive stock option that satisfies the requirements of (S)422 of the Internal Revenue Code of 1986, as amended, the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted."

                                      3.

     The foregoing amendment shall be effective as of the approval of the amendment by the holders of a majority of the outstanding Common Stock and Voting Preferred Stock of the Company.

                             CTN Media Group, Inc.
                            5784 Lake Forrest Drive
                                   Suite 275
                             Atlanta, Georgia 30328

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Jason Elkin and Patrick G. Doran, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of CTN Media Group, Inc. held of record by the undersigned on March 24, 2000, at the annual meeting of stockholders to be held on May 10, 2000 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

  Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The Board of Directors Recommends a vote "FOR all nominees" in Proposal 1 and "FOR" Proposals 2 and 3.

1. Election of the following Nominees as Directors:

   [_] FOR Nominees listed  [_] WITHHOLD for all     Nominees: Jason Elkin    Daniel M. Gill
    at right (except as      Nominees listed at           Martin Grant        Geoffrey Kanter
    marked to the contrary)  right                        C. Thomas McMillen  Hollis W. Rademacher
                                                          Stephen Roberts     Avy H. Stein
                                                          James Wood          Sergio Zyman

  (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name as listed above.)

2. Approval of amendment to 1996 Stock Incentive Plan:

         [_] FOR                     [_] AGAINST                                [_] ABSTAIN

3. Approval of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000:

         [_] FOR                     [_] AGAINST                                [_] ABSTAIN

                                               (Please date and sign on reverse)
                                                     (Continued on reverse side)


  The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3.

                                                     I PLAN TO ATTEND
                                                          MEETING
                                                            [_]

                                           PLEASE MARK YOUR CHOICE LIKE THIS
                                           [X] IN BLUE OR BLACK INK.

                                           Date  ______________________________

                                           Signature  _________________________

                                           Signature if held jointly  _________

                                           Please mark, date and sign as your
                                           name appears above and return in
                                           the enclosed envelope.